EXHIBIT 99.2


Progenics Reports Methylnaltrexone Activity in Reversing
Opioid-Induced Urinary Retention; MNTX May Also Reduce
HIV's Ability to Infect Cells in Opioid-Treated Patients

    TARRYTOWN, N.Y.--(BUSINESS WIRE)--Oct. 10, 2003--Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced that the investigational drug methylnaltrexone (MNTX) relieved opioid-induced urinary retention in a phase 2 clinical trial. Inability to urinate is particularly prevalent in men receiving opioid pain therapy after surgery and may require the insertion of a catheter into the bladder to permit patients to void. The findings from this study are noteworthy, because unlike a standard opioid-receptor antagonist, MNTX was able to restore bladder function without reversing the central nervous system effects of the opioid. The clinical results are scheduled to be presented today during a featured session at the International Society for Anaesthetic Pharmacology meeting in San Francisco.
    Opioids relieve the perception of pain by interacting with specialized receptors in the brain and spinal cord, collectively the central nervous system (CNS). When opioids activate these same receptors outside the CNS, they cause side effects in the gastrointestinal tract (constipation), the bladder (urinary retention) and the skin (itching). MNTX is designed to reverse the side effects of opioid pain therapy by displacing opioids from these peripheral receptors while leaving CNS receptors unaffected.
    "This clinical study supports the hypothesis that a significant component of opioid-induced bladder dysfunction is also due to actions outside the CNS and is reversible by MNTX," said, Carl E. Rosow, M.D., Ph.D., the paper's presenter and Associate Professor of Anaesthesia, Harvard Medical School, and an anesthesiologist at the Massachusetts General Hospital. "MNTX may have important advantages over other agents that are currently used to reverse the effects of opioids. Our results showed that the standard opioid antagonist naloxone relieved urinary retention, but it also crossed the blood-brain barrier (BBB) and reversed opioid CNS effects. MNTX circulates in the bloodstream and does not cross the BBB; therefore, its actions are likely due to blockade of opioid receptors in the smooth muscle of the bladder and possibly other peripheral sites. To our knowledge, this local opioid effect on the bladder has not previously been demonstrated in a clinical study."
    In a double-blind, cross-over phase 2 study, single doses of MNTX, naloxone or placebo were given to healthy male volunteers who had bladder dysfunction induced by an infusion of remifentanil. Remifentanil is an ultra-short-acting opioid that was administered at
0.15 mcg/kg/min - a rate sufficient to produce analgesia, sedation, and some slowing of breathing. MNTX increased the volume of urine voided in five of 11 subjects and reversed the fall in bladder pressure in three of 11. Intravenous administration of MNTX at 0.3 mg/kg was well tolerated, did not reverse the CNS effects of remifentanil, and no serious drug-related adverse events were reported. Remifentanil administration caused nausea and vomiting, which appeared to be diminished when patients also received MNTX as opposed to placebo or naloxone.
    "Our initial finding that a single dose of MNTX shows activity in opioid-induced urinary dysfunction is particularly gratifying, because the test was so stringent," said Dr. Rosow. "The high, continuous dose of remifentanil used in this study was sufficient to produce complete urinary retention in 18 of the 25 study sessions. Based on our encouraging preliminary results, the clinical application of MNTX for opioid-induced urinary retention deserves further study."
    MNTX is currently the subject of a phase 2 clinical trial to evaluate its ability to relieve post-operative ileus, a debilitating paralysis of the gastrointestinal tract that may occur after surgery. Reversal of urinary retention is a secondary endpoint in that study. Progenics believes that there is currently no approved therapy that reverses opioid-induced bladder dysfunction that does not also counteract the beneficial effects of opioids on pain.

    MNTX blocked opioid-induced increases in HIV replication in in-vitro studies

    Progenics also announced today that MNTX impeded opioid-induced increases in replication of the human immunodeficiency virus (HIV), the causative agent of AIDS. In cell-culture experiments, MNTX largely blocked the doubling of CCR5 expression and tripling of HIV replication that occur when morphine was added to a culture of human macrophages, cells that are primary targets of HIV infection. The research was conducted by the University of Chicago and the Children's Hospital of Philadelphia (CHOP) and is scheduled to be presented at the 2003 Annual Meeting of the American Society of Anesthesiologists
(ASA) which starts tomorrow in San Francisco. The study will be published in the December issue of the Journal of Pharmacology and Experimental Therapeutics.
    "Individuals who are prescribed opioids, drugs such as Percocet, OxyContin, or morphine, for the pain of advanced AIDS may experience an increase in viral load, because opioids have been shown to make certain immune system cells more vulnerable to infection by HIV," said Jonathan Moss, M.D., Ph.D., Professor and Vice Chairman for Research, Department of Anesthesia and Critical Care, University of Chicago and the primary author of the ASA presentation. "We believe that MNTX may reduce the ability of HIV to infect cells in AIDS patients treated with opioids or in HIV-infected individuals on methadone-maintenance programs. We showed that very small amounts of MNTX, well within the active therapeutic range, blocked opioid-induced increases in CCR5 receptors and HIV infection."
    To infect a cell, HIV must sequentially utilize two specific cell-surface receptors, CD4 and CCR5, as portals of entry. While opioids relieve the pain of advanced AIDS, they appear to enhance HIV infectivity by increasing the expression of CCR5 receptors, thus increasing the susceptibility of cells to this viral infection.
    "MNTX has the potential to resolve some major limitations that HIV patients receiving opioids and their physicians have been grappling with for a long time," added Dr. Moss. "By treating patients with MNTX, the analgesic effect of the opioid is maintained, while the debilitating constipation caused by opioids is treated, and further opioid-related viral infectivity may be prevented. We are currently conducting clinical studies with HIV-positive methadone users and healthy volunteers to determine the potential therapeutic role of MNTX."
    MNTX is the subject of a phase 3 clinical trial to evaluate its ability to treat opioid-induced constipation in patients with advanced medical illnesses. Phase 2 clinical data presented in June at the American Society of Clinical Oncology demonstrated that, in a majority of patients, MNTX relieved this form of constipation with no reversal of pain palliation, and no serious drug-related adverse events were reported.

    Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. The Company has four product candidates in clinical development and several others in preclinical development. In symptom management and supportive care, the Company is developing methylnaltrexone (MNTX) to treat the debilitating side effects of opioid-based pain relievers without interfering with pain relief. MNTX is in pivotal phase 3 clinical testing for treatment of opioid-induced constipation in patients with advanced medical illness and may be the Company's first product candidate to be approved for marketing. In the area of HIV infection, the Company is developing viral-entry inhibitors, including PRO 542, a genetically engineered molecule designed to selectively target and neutralize HIV (in phase 2 studies), and PRO 140, a monoclonal antibody designed to target the HIV co-receptor CCR5 (in preclinical development). In addition, the Company is conducting research on a novel prophylactic HIV vaccine. The Company is developing immunotherapies for prostate cancer, including monoclonal antibodies directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. The Company is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also studying a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

    DISCLOSURE NOTICE: The information contained in this document is current as of October 10, 2003. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words 'anticipates,' 'plans,' 'expects' and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence when or proceed as planned, the risks and uncertainties associated with dependence upon the actions of the Company's corporate, academic and other collaborators and of government regulatory agencies, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of the their programs will result in a commercial product.
    Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

    Editor's Note: Additional information on Progenics is available at http://www.progenics.com

    CONTACT: Progenics Pharmaceuticals, Inc., Tarrytown
             Richard W. Krawiec, Ph.D., 914-789-2800
             rkrawiec@progenics.com